EXPLANATORY NOTE

This is an “exhibits-only” post-qualification amendment to an offering statement on Form 1-A filed by KingsCrowd, Inc. (the “Company”). Such offering statement (SEC File No. 024-11497) qualified by the Securities and Exchange Commission (“SEC”) on August 4, 2021, as amended by Amendment No. 1 qualified by the SEC on September 23, 2022.

The purpose of this post-qualification amendment is to file (i) the Broker Dealer Agreement between the Company and Dalmore Group, LLC dated November 9, 2022; (ii) the Escrow Agreement between the Company and North Capital Private Securities Corporation dated November 9, 2022; and (iii) the form of Amended and Restated Subscription Agreement.

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PART III

EXHIBITS

Exhibit Number	Description	Location Reference
1.1	Second Amended and Restated Offering Listing Agreement between OpenDeal Broker LLC and the Company.	#
1.2	Broker Dealer Agreement between Dalmore Group, LLC and the Company dated November 9, 2022.	●
2.1	Plan of Conversion with respect to the conversion of KingsCrowd LLC into KingsCrowd, Inc. dated December 28, 2020.	#
2.2	Certificate of Incorporation of KingsCrowd, Inc.	#
2.3	Bylaws of KingsCrowd, Inc.	#
3.1	Securities Purchase Warrant issued by the Company to Newchip, Inc.	#
4.1	Form of Subscription Agreement	#
4.1(a)	Form of Amended and Restated Subscription Agreement	●
4.2	Form of Irrevocable Power of Attorney of Christopher Lustrino	#
4.3	Form of Irrevocable Power of Attorney of Nantascot LLC	#
5.1	Agreement between Nantascot LLC and the Company dated December 28, 2020.	#
5.2	Agreement between Netcapital Inc. and the Company dated December 28, 2020.	#
5.3	Stockholders Agreement between Nantascot LLC and Valuesetters LLC dated December 28, 2020.	#
5.4	Contract of Sale between Crowditz, LLC and the Company dated November 7, 2018.	#
5.5	License to Purchase Agreement between Newchip Inc. and the Company dated December 2, 2019	#
5.6	Assignment Agreement between Oxford Financial Publishing, LLC and the Company dated March 29, 2020	#
5.7	Transition Services Agreement between Oxford Financial Publishing, LLC and the Company dated April 3, 2020.	#
5.8	Form of Note Purchase Agreement and Convertible Promissory Note between the Company and certain investors during the period December 2020 through March 2021.	#
5.9	Employment Agreement between Venkatachalam Sankaranarayanan Jr. and the Company dated April 1, 2020.*	#
5.10	Employment Agreement between Andrew Gordon and the Company dated April 1, 2020.*	#
5.11	Consulting Agreement between Ahmad Takatkah and the Company dated January 13, 2020.	#
5.12	Consulting Agreement between Howard Schneider and the Company dated January 13, 2020.	#
5.13	Consulting Agreement between Sean O’Reilly and the Company dated June 6, 2018.	#
5.14	2020 KingsCrowd, Inc. Incentive Plan and award agreements thereunder.*	#
5.15	Lease Agreement between Regus Management Group, LLC and the Company for office space in San Francisco, California.	#
8.1	Escrow Agreement between Prime Trust, LLC and the Company dated August 4, 2021.	#
8.2	Escrow Agreement between North Capital Investment Technology, Inc. and the Company dated November 9. 2022.	●
10.1	Powers of Attorney (included on signature page to this offering statement)	#
11.1	Consent of Fruci & Associates II, PLLC	+
11.2	Consent of Ruffa & Ruffa, P.C. (included in Exhibit 12.1)	+
12.1	Opinion of Ruffa & Ruffa, P.C.	+

●	Filed herewith.

#	Previously filed.
*	Indicates a management contract or any compensatory plan, contract or arrangement.
+	Previously filed with the Company’s Post Qualification Amendment No. 1 to Offering Statement on Form 1-A (File No. 024-11497).

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Table of Contents

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 10th day of November, 2022.

KINGSCROWD, INC.

By:	/s/ Christopher Lustrino
President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

Signature		Capacity	Date

By:	/s/ Christopher Lustrino	President, Chief Executive Officer, Chief Financial Officer, Treasurer Principal Financial Officer, Principal Accounting Officer and Director	November 10, 2022
By:	*	Director	November 10, 2022
By:	*	Director	November 10, 2022

*By:	/s/ Christopher Lustrino, Attorney-in-Fact

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